                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Equity Incentive Plan and 1992 Non-Employee Directors' Stock Option Plan of Chemtrak Incorporated of our report dated January 17, 1997, with respect to the financial statements of Chemtrak Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

                                                            ERNST & YOUNG LLP


Palo Alto, California
October 31, 1997